UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 17, 2009 (July 16, 2009)
Date of report (Date of earliest event reported):

HUGHES Telematics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

41 Perimeter Center East, Suite 400 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 391-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02       Termination of a Material Definitive Agreement.

On July 16, 2009, the court overseeing the bankruptcy of Old Carco LLC f/k/a Chrysler LLC ("Old Chrysler") granted Old Chrysler’s Tenth Omnibus Motion For the Rejection of Certain Executory Contracts Pursuant to the Bankruptcy Code (the "Motion").  Pursuant to the Motion and as previously disclosed by HUGHES Telematics, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2009, Old Chrysler sought to reject certain contracts, including the Company’s telematics services contract with Old Chrysler.  As a result of the granting of the Motion, the Company’s contract with Old Chrysler is now terminated.

As previously announced, on June 26, 2009, the Company obtained a waiver from its senior secured lenders under the credit agreement dated March 31, 2008 (as amended and restated, the "Credit Agreement") providing that the termination of the Old Chrysler contract would not impact the Company's existing obligations under the Credit Agreement.

Notwithstanding the termination of the Old Chrysler contract, the Company and Chrysler Group LLC, the newly-formed entity that purchased the assets of Old Chrysler in the bankruptcy ("New Chrysler"), are continuing to work together on deploying the Company's hardware and launching the Company's services in the fourth quarter of 2009.  Concurrently, the Company has been and continues to be in active negotiations with New Chrysler concerning a new telematics services agreement that is mutually satisfactory to the parties. There can be no assurances that the Company will reach an agreement with New Chrysler on terms that are satisfactory to the Company or New Chrysler.

Under the terminated agreement, Old Chrysler was to install the Company’s telematics control units (“TCUs”) for certain model lines beginning in model year 2010 (which was to begin in the fourth quarter of 2009) and add TCUs in additional model lines each year in accordance with the agreement and until TCUs are installed in almost all Chrysler, Dodge and Jeep vehicle produced for sale in the United States by model year 2013. The Company was to provide safety and security services to all Chrysler vehicles equipped with the Company’s TCUs, and subject to the consent of Old Chrysler, the Company was to be able to provide additional approved services. The Company was required to provide services to end-use consumers in accordance with specified standards and service levels.  The agreement also allocated between us and Old Chrysler certain costs and expenses related to the provision of telematics services to end-use consumers.  Prior to the Old Chrysler bankruptcy and the sale of its assets to New Chrysler, the Agreement with Old Chrysler was scheduled to expire on June 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES TELEMATICS, INC.

Dated: July 17, 2009
	By:	/s/ Robert Lewis
	Name:	Robert Lewis
	Title:	General Counsel and Secretary